UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive

Harrisburg, Pennsylvania 17102

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2016, Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), amended its Amended and Restated Declaration of Trust (the “Declaration of Trust”) to decrease the aggregate number of Class A and Class B common shares the Company is authorized to issue from 301,000,000 shares, of which 300,000,000 shares were classified as Class A common shares, $0.01 par value per share, and 1,000,000 were classified as Class B common shares, $0.01 par value per share, to 76,000,000 shares, of which 75,000,000 shares are classified as Class A common shares, $0.01 par value per share, and 1,000,000 are classified as Class B common shares, $0.01 par value per share.  Under the Declaration of Trust, the Board of Trustees of the Company is authorized to amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of shares of beneficial interest the Company is authorized to issue.

A copy of the amendment in the form filed with the Maryland State Department of Assessments and Taxation and declared effective on May 10, 2016 is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Declaration of Trust, dated May 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 10, 2016	By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Amended and Restated Declaration of Trust, dated May 10, 2016.